Exhibit 99.1

News Contact:
+1 (813) 204-4099
investors@lazydays.com

Lazydays Holdings, Inc. Reports Second Quarter 2022 Financial Results

Tampa, FL (August 4, 2022) – Lazydays Holdings, Inc. (“Lazydays” or the “Company”) (NasdaqCM: LAZY) announced financial results for the second quarter ended June 30, 2022. Net Income for the quarter was $31.8 million, up $6.5 million compared to the second quarter of 2021. Second quarter revenue was $373.6 million, up $50.8 million compared to the second quarter of 2021. Adjusted EBITDA, a non-gaap measure, of $38.4 million was down 6.8% compared to the second quarter of 2021.

Second Quarter Financial Results and Highlights:

●	Revenues for the second quarter were $373.6 million; up $50.8 million, or 15.7%, versus the second quarter of 2021. Revenue from sales of Recreational Vehicles (“RVs”) was $337.3 million for the second quarter, up $47.1 million, or 16.2%, versus the second quarter of 2021. RV unit sales excluding wholesale units, were 4,052 for the quarter, down 156 units, or 3.7% versus the second quarter of 2021. New and preowned RV sales revenues were $219.2 million and $118.1 million for the quarter, up 8.7% and 33.1% respectively compared to the second quarter of 2021.

●	Gross profit, excluding last-in-first-out (“LIFO”) adjustments, was $101.2 million, up $14.8 million, or 17.1%, versus the second quarter of 2021. Gross margin excluding LIFO adjustments increased slightly between the two periods, to 27.1% in the second quarter of 2022 from 26.8% in the second quarter of 2021. Gross margins continued to be strong versus pre-Covid norms for the Company’s new and pre-owned vehicle sales revenues, primarily driven by inventory availability as manufacturers ramped up production and continued to restock dealers to make up lost production from COVID related shutdowns and strong consumer demand. Inventories normalized for most towable products by the end of the quarter, while many motorized products remained below desired levels. Gross profit for the quarter including LIFO adjustments was $99.3 million; up $13.1 million, or 15.2%, versus the second quarter of 2021. This gross profit comparison reflects a $1.7 million net increase in LIFO adjustments between the two periods.

●	Excluding transaction costs, stock-based compensation, and depreciation and amortization; Selling, General and Administrative expense (“SG&A”) for the second quarter was $61.5 million, up $16.7 million compared to the prior year. The increase was primarily related to overhead associated with the Portland, Oregon, Vancouver, Washington and Milwaukee, Wisconsin dealerships acquired in August 2021; overhead associated with the Monticello, Minnesota dealership opened in March 2022; increased marketing expense, support costs and investments in IT infrastructure and compliance.

●	Depreciation and amortization increased $0.7 million, and transaction costs decreased $0.4 million compared to the prior year.

●	Adjusted EBITDA, a non-GAAP financial measure, was $38.4 million for the second quarter, down $2.8 million compared to 2021. EBITDA Margin, a non-GAAP financial measure, decreased to 10.3% in the second quarter of 2022 from 12.8% in the second quarter of 2021.

●	As of June 30, 2022, cash was $105.4 million, up $7.2 million from December 31, 2021. The increase includes the impact of cash used in operating activities of $31.7 million and cash paid for purchases of property and equipment and acquisitions of $12.7 million, offset by cash provided by financing activities of $51.7 million. Operating cash flow includes the negative impact of a $79.2 million increase in inventory as RV inventory continues to recover from depleted levels. The cash impact of this inventory increase is offset by an $89.5 million floorplan cash inflow reflected in cash provided by financing activities. Cash provided by financing activities also includes cash outflows of $38.2 million for the repurchase of 2,253,406 shares of common stock at an average price of approximately $16.94.

●	The reported second quarter $31.8 million net income includes $9.7 million of non-cash non-operating income recognizing a change in the fair value of warrant liabilities, versus a $6.8 million expense in 2021.

Conference Call Information:

The Company has scheduled a conference call at 10:00 AM Eastern Time on August 4, 2022 that will also be broadcast live over the internet. The call can be accessed as follows:

Via online registration at: https://events.q4inc.com/attendee/291558035 or via webcast by clicking the link.

A live audio webcast of the conference call will be available online at https://www.lazydays.com/investor-relations.

A telephonic replay of the conference call will be available until August 11, 2022 and may be accessed by calling 1-800-770-2030 or 1-647-362-9199 with a conference ID number of 1488544. The webcast will be archived in the Investor Relations section of the Company’s website.

ABOUT LAZYDAYS RV

As an iconic brand in the RV industry, Lazydays, The RV Authority, consistently provides the best RV sales, service, and ownership experience, which is why RVers and their families become Customers for Life. Lazydays continues to add locations at a rapid pace as it executes its geographic expansion strategy that includes both acquisitions and greenfields.

Since 1976, Lazydays RV has built a reputation for providing an outstanding customer experience with exceptional service excellence and unparalleled product expertise, along with being a preferred place to rest and recharge with other RVers. By offering the largest selection of RV brands from the nation’s leading manufacturers, state-of-the-art service facilities, and thousands of accessories and hard-to-find parts, Lazydays RV provides everything RVers need and want.

Lazydays Holdings, Inc. is a publicly listed company on the Nasdaq stock exchange under the ticker “LAZY.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements describe Lazydays future plans, projections, strategies and expectations, including statements regarding Lazydays’ expectations for future operating results, its expectations regarding the impact of its acquisitions of recently acquired dealerships in Maryville, Tennessee, Portland, Oregon, Vancouver, Washington, Milwaukee, Wisconsin and Tulsa, Oklahoma; its greenfield start-ups in Monticello, Minnesota, Fort Pierce, Florida, near Omaha, Nebraska, Wilmington, Ohio, Surprise, Arizona and Nashville, Tennessee; and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Lazydays. Actual results could differ materially from those projected due to various factors, including an extended slowdown in the markets in which we operate, the effects of inflation; the impact of the war between Russia and Ukraine, economic conditions generally (including increases in fuel costs), conditions in the credit markets and changes in interest rates, conditions in the capital markets, the continuing impact of the coronavirus pandemic (COVID-19), other factors described from time to time in Lazydays’ public announcements and SEC reports and filings, which are available at www.sec.gov and other factors that Lazydays may not have currently identified or quantified. Forward-looking statements contained in this news release speak only as of the date of this news release, and Lazydays undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

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Results of Operations for the Second Quarter Ended June 30, 2022 and 2021

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollar amounts in thousands except for share and per share data)

(Unaudited)

	For the Three Months Ended
	June 30, 2022	June 30, 2021
Revenues
New and pre-owned vehicles	$337,320	$290,213
Other	36,232	32,578
Total revenues	373,552	322,791

Cost applicable to revenues (excluding depreciation and amortization shown below)
New and pre-owned vehicles (including adjustments to the
LIFO reserve of $1,866 and $177, respectively)	266,437	229,575
Other	7,829	7,002
Total cost applicable to revenue	274,266	236,577

Transaction costs	87	475
Depreciation and amortization	4,052	3,334
Stock-based compensation	729	311
Selling, general, and administrative expenses	61,458	44,792
Income from operations	32,960	37,302
Other income/expenses
PPP loan forgiveness	-	6,148
Interest expense	(3,385)	(1,861)
Change in fair value of warrant liabilities	9,652	(6,784)
Inducement Loss on Warrant Conversion	-	-
Total other income (expense)	6,267	(2,497)
Income before income tax expense	39,227	34,805
Income tax expense	(7,383)	(9,496)
Net income	$31,844	$25,309
Dividends on Series A Convertible Preferred Stock	(1,197)	(1,197)
Net income attributable to common stock and participating securities	$30,647	$24,112

EPS:
Basic	$1.76	$1.42
Diluted	$0.81	$1.10
Weighted average shares outstanding:
Basic	11,394,761	10,977,852
Diluted	12,871,296	14,082,334

See the accompanying notes to the unaudited condensed consolidated financial statements

Balance Sheets as of June 30, 2022 and December 31, 2021

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands except for share and per share data)

	As of	As of
	June 30, 2022	December 31, 2021
	(Unaudited)

ASSETS
Current assets
Cash	$105,359	$98,120
Receivables, net of allowance for doubtful accounts of $656 and $456 at June 30, 2022 and December 31, 2021, respectively	35,990	30,604
Inventories	321,734	242,906
Income tax receivable	4,857	1,302
Prepaid expenses and other	3,921	2,703
Total current assets	471,861	375,635

Property and equipment, net	129,439	120,748
Operating lease assets	29,008	32,004
Goodwill	78,154	80,318
Intangible assets, net	84,187	87,800
Other assets	2,046	1,623
Total assets	$794,695	$698,128

See the accompanying notes to the unaudited condensed consolidated financial statements

LAZYDAYS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS, CONTINUED

(Dollar amounts in thousands except for share and per share data)

	As of	As of
	June 30, 2022	December 31, 2021
	(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$56,375	$58,999
Dividends payable	1,197	1,210
Floor plan notes payable, net of debt discount	281,830	192,220
Financing liability, current portion	2,132	1,970
Long-term debt, current portion	4,161	5,510
Operating lease liability, current portion	4,954	6,441
Total current liabilities	350,649	266,350

Long term liabilities
Financing liability, non-current portion, net of debt discount	105,617	102,466
Long term debt, non-current portion, net of debt discount	11,718	13,684
Operating lease liability, non-current portion	24,695	25,563
Deferred income tax liability	13,663	13,663
Warrant liabilities	3,588	15,293
Total liabilities	509,930	437,019

Commitments and Contingencies

Series A Convertible Preferred Stock; 600,000 shares, designated, issued, and outstanding as of June 30, 2022 and December 31, 2021; liquidation preference of $60,000 as of June 30, 2022 and December 31, 2021, respectively	54,983	54,983

Stockholders’ Equity

Preferred Stock, $0.0001 par value; 5,000,000 shares authorized;	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 13,914,792 and 13,694,417 shares issued and 10,954,074 and 12,987,105 outstanding at June 30, 2022 and December 31, 2021, respectively	-	-
Additional paid-in capital	123,525	121,831
Treasury Stock, at cost, 2,960,718 and 707,312 shares at June 30, 2022 and December 31, 2021, respectively	(50,681)	(12,515)
Retained earnings	156,938	96,810
Total stockholders’ equity	229,782	206,126
Total liabilities and stockholders’ equity	$794,695	$698,128

See the accompanying notes to the unaudited condensed consolidated financial statements

Non-GAAP Financial Measures

We use certain non-GAAP financial measures, such as EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin to enable us to analyze our performance and financial condition. We utilize these financial measures to manage our business on a day-to-day basis and believe that they are useful measures of performance as they reflect certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe that these supplemental measures are commonly used by analysts, investors and other interested parties to evaluate companies in our industry. We believe these non-GAAP measures provide expanded insight of the underlying operating results and trends and overall understanding of our financial performance and prospects for the future. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Our use of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to other companies within the industry due to different methods of calculation. We compensate for these limitations by using each of EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin as only one of several measures for evaluating our business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. We may incur expenses in the future that are the same or similar to some of those adjusted in this presentation.

EBITDA is defined as net income excluding depreciation and amortization of property and equipment, interest expense, net, amortization of intangible assets, and income tax expense.

EBITDA Margin is defined as EBITDA as a percentage of total revenues.

Adjusted EBITDA is defined as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, impairment of rental units and gain (loss) on sale of property and equipment.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of total revenues.

Reconciliations from Net Income per the Consolidated Statements of Income to EBITDA, EBITDA Margin, Adjusted EBITDA, and Adjusted EBITDA Margin for the three months ended June 30, 2022 and 2021 are shown in the tables below.

	Three Months Ended June 30,
	2022	2021

EBITDA
Net income	$31,844	$25,309
Interest expense, net*	3,385	1,861
Depreciation and amortization of property and equipment	2,244	2,025
Amortization of intangible assets	1,808	1,309
Income tax expense	7,383	9,496
Subtotal EBITDA	46,664	40,000
Floor plan interest	(1,466)	(326)
LIFO adjustment	1,866	177
Transaction costs	87	475
PPP loan forgiveness	-	(6,148)
Gain on sale of property and equipment	(4)	-
Change in fair value of warrant liabilities	(9,652)	6,784
Inducement loss on warrant conversion	-	-
Non-compete, severance and other	223	-
Stock-based compensation	729	311
Adjusted EBITDA	$38,447	$41,273

* Interest expense includes $1,722 and $1,206 relating to finance lease payments for the three months ended June 30, 2022 and 2021, respectively. Depreciation on leased assets under finance leases is included in depreciation expense and included in net income. Operating lease payments are included as rent expense and included in net income.

	Three Months Ended June 30,
	2022	2021

EBITDA margin
Net income margin	8.5%	7.8%
Interest expense, net	0.9%	0.6%
Depreciation and amortization of property and equipment	0.6%	0.6%
Amortization of intangible assets	0.5%	0.4%
Income tax expense	2.0%	2.9%
Subtotal EBITDA margin	12.5%	12.4%
Floor plan interest	-0.4%	-0.1%
LIFO adjustment	0.5%	0.1%
Transaction costs	0.0%	0.1%
PPP loan forgiveness	0.0%	-1.9%
Gain on sale of property and equipment	0.0%	0.0%
Change in fair value of warrant liabilities	-2.6%	2.1%
Inducement loss on warrant conversion	0.0%	0.0%
Non-compete, severance and other	0.1%	0.0%
Stock-based compensation	0.2%	0.1%
Adjusted EBITDA Margin	10.3%	12.8%

Note: Figures in the table may not total due to rounding.

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